Power of Attorney

The undersigned, Danong Chen, an executive officer of Tanox, Inc., a Delaware corporation ("Tanox"), hereby designates Nancy T. Chang and Katie-Pat Bowman, and each of them, her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all Forms 4 and 5, including amendments thereto, disclosing changes in his beneficial ownership of securities and derivative securities of Tanox and to file the same with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall remain effective until revoked by the undersigned.


Date:  August 17, 2005					Danong Chen